                          SOUTHERN CALIFORNIA GAS COMPANY

                               Medium-Term Notes due
                       Nine Months or More From Date of Issue


                               DISTRIBUTION AGREEMENT



                                                                  ________, 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
World Financial Center
North Tower, 10th Floor
World Financial Center
New York, New York  10281

BANCAMERICA ROBERTSON STEPHENS
231 South LaSalle Street, 18th Floor
Chicago, Illinois 60697

CREDIT SUISSE FIRST BOSTON CORPORATION
Eleven Madison Avenue
New York, New York  10010

LEHMAN BROTHERS INC.
3 World Financial Center
New York, New York  10281-1200

Dear Sirs:

     Southern California Gas Company, a California corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancAmerica Robertson Stephens, Credit Suisse First Boston Corporation and Lehman Brothers Inc. (each, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes (the "Notes"). The Notes will have


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maturities of nine months or more from date of issue and are to be issued pursuant to an indenture dated as of May 1, 1989, as amended and supplemented by the First Supplemental Indenture dated as of October 1, 1992 (such Indenture, as so amended and supplemented, is hereinafter referred to as the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"). The Notes are part of an authorized series of the Company's debt securities (the "Debt Securities") issued and to be issued under the Indenture. As of the date hereof, the Company has authorized (in addition to Notes heretofore issued by the Company pursuant to the Indenture) the issuance of up to $600,000,000 aggregate initial offering price of Notes (or the equivalent, based upon the exchange rate on the applicable trade date, in such foreign or composite currencies or currency units as the Company shall designate at the time of issuance) to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time pursuant to an Officers' Certificate (as defined in the Indenture) delivered to the Trustee pursuant to Section 2.01 of the Indenture (with an original copy thereof delivered to the Agents), reduce the authorized aggregate initial offering price of the Notes (but not below the aggregate initial offering price of Notes previously issued under the Indenture) or authorize the issuance of additional Notes and that such additional Notes may be distributed directly by the Company or through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof. In the event that any such additional Notes are authorized, the Company will enter into such amendments or supplements to this Agreement, and deliver such officers' certificates, legal opinions, accountants' comfort letters and other documents, as the Agents may reasonably request in connection therewith.

     This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case the applicable Agent will act as an agent of the Company in soliciting offers for the purchase of Notes.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-____) and such amendments thereto as may have been required through the date hereof for the registration of $600,000,000 aggregate initial offering price of the Notes under the Securities Act of 1933 (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement, as so amended (if applicable), has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"), and the Company has filed such post-effective amendments to such registration statement as may have been required prior to its acceptance of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable) is referred to herein as the "Registration Statement"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement and the applicable pricing supplement relating to the offering of Notes), in the form first furnished to the applicable Agent or Agents, as the case may be, for use in confirming sales of Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the


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"Registration Statement", the "Prospectus" and any "preliminary prospectus"
shall also be deemed to include all documents incorporated or deemed to be incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to any acceptance by the Company of an offer for the purchase of Notes; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus furnished by the Company after the registration statement became effective and before any acceptance by the Company of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained", "included", "stated", "described in" or "referred to" in the Registration Statement, the Prospectus or any preliminary prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or any preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any preliminary prospectus, as the case may be. Notwithstanding the foregoing, for purposes of this Agreement any prospectus supplement prepared with respect to the offering of a series of Debt Securities other than the Notes shall not be deemed to have supplemented the Prospectus.

     Section 1.  APPOINTMENT OF AGENTS.

     A. APPOINTMENT OF AGENTS. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees, subject to the provisions of the following two sentences, that Notes will be sold exclusively to or through the Agents. The Company agrees that, during the period the Agents are acting as the Company's agents hereunder, the Company shall not contact or solicit potential investors to purchase the Notes or engage any other person or party to assist in the offering of the Notes; PROVIDED, HOWEVER, that so long as this Agreement shall be in effect the Company may solicit offers to purchase Notes through any other agent but only by amending this Agreement to appoint such agent an additional Agent hereunder on the same terms and conditions as provided herein for the Agents and by giving the Agents prior notice of such appointment. Notwithstanding anything to the contrary contained herein, the Company may accept offers to purchase Notes through an agent other than an Agent,


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PROVIDED THAT (i) the Company shall not have solicited such offers, (ii) the
Company and such agent shall have executed an agreement with respect to such purchases having terms and conditions (except with respect the commission schedule attached hereto as Schedule I) substantially the same as the terms and conditions that would apply to such purchases under this Agreement if such agent were an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement) and
(iii) the Company shall notify the Agents promptly after the execution of any such agreement and shall provide the Agents with a copy of such agreement promptly following the execution thereof.

     B. SALE OF NOTES. The Company shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

     C. PURCHASES AS PRINCIPAL. The Agents shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Company by an Agent as principal shall be made in accordance with Section 3(A) hereof.

     D. SOLICITATIONS AS AGENT. If agreed upon between an Agent and the Company, such Agent, acting solely as an agent for the Company and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to the Company, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Company, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

     E. RELIANCE. The Company and the Agents, severally and not jointly, agree that any Notes purchased from the Company by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of the Company shall be placed by such Agent, in reliance on the representations, warranties, covenants and


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agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

     F. SEVERAL OBLIGATIONS OF THE AGENTS. Anything herein to the contrary notwithstanding, the obligations and agreements of each of the Agents under this Agreement shall be several and not joint.

     Section 2.  REPRESENTATIONS AND WARRANTIES.

     A. The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or by an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of each of the times referred to in Section 7(B) hereof (each of the times referenced above being referred to hereafter as a "Representation Date"), as follows:

          1. DUE INCORPORATION AND QUALIFICATION. The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; (B) has the requisite corporate power and authority to execute and deliver this Agreement, the Indenture and the Notes and to perform its obligations hereunder and thereunder and (C) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and, except for directors' qualifying shares, Pacific Enterprises, a California corporation ("Pacific Enterprises"), owns directly or indirectly all of the outstanding shares of the common stock of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          2. SUBSIDIARIES. Each subsidiary of the Company that is a "significant subsidiary" as defined in Rule 405 of Regulation C of the 1933 Act Regulations (each, a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or


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     otherwise, or the earnings, business affairs or business prospects of the
     Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. As of the date of this Agreement, the Company does not have any Significant Subsidiaries.

          3. REGISTRATION STATEMENT AND PROSPECTUS. At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became or become effective, as of the date of filing with the Commission of the Company's most recent annual report on Form 10-K (the "Annual Report") and as of each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Agent expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement constituting the Trustee's Statement of Eligibility under the 1939 Act on Form T-1 (the "Form T-1").

          4. INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or, when so filed, will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          5. ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and Prospectus are, and any other firm of accountants who may certify any other financial statements constituting a part of the Prospectus or deliver a letter


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     pursuant to Section 5(D) or 7(D) hereof will be, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          6. FINANCIAL STATEMENTS. The financial statements and supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified, and, except as stated therein, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the ratios of earnings to fixed charges set forth in the Prospectus and in any documents incorporated by reference therein have been prepared in accordance with and comply with the requirements of Item 503 of Regulation S-K of the Commission.

          7. MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise.

          8. NO DEFAULTS. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or any of their properties may be bound; and the execution and delivery of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein (including, without limitation, the issuance and sale of the Notes from time to time) have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental authority, agency or body is required in connection with the sale of the Notes hereunder or for the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act


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     or the 1939 Regulations (which have been obtained and are in full force and effect), except the authorization of the Public Utilities Commission of the State of California ("CPUC") under the California Public Utilities Act ("CPUA") (which authorization will be obtained and will be in full force and effect as and when required by applicable law or regulation), and except such as may be required under state securities or blue sky laws.

          9. LEGAL PROCEEDINGS; CONTRACTS. Except as may be set forth in the Registration Statement or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus or which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          10. COMMODITY EXCHANGE ACT. The Notes, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

          11. REGULATORY CERTIFICATES, AUTHORITIES AND PERMITS. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the

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     condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          12. GOOD TITLE. The Company has good title (either by way of fee simple, leasehold, easement, right-of-way, grant, servitude, privilege, permit, franchise or license, as the case may be) to all its properties including, without limitation, the properties reflected in the most recent balance sheet of the Company incorporated by reference in the Registration Statement (except for such items thereof which have been disposed of since such date and which do not, in the aggregate, constitute a substantial amount).

          13. INDENTURE. The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States; and the Indenture has been qualified under the 1939 Act.

          14. AUTHORIZATION AND VALIDITY OF THE NOTES. The Notes are in the respective forms established pursuant to the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when completed as contemplated by the Procedures (as hereinafter defined) and authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Notes will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States, and will be entitled to the benefits of the Indenture; and the Notes and the Indenture conform in all material respects to all statements relating thereto contained in the Prospectus.

          15. NO LABOR DISPUTES, ETC. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is

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     imminent which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          16. PUBLIC UTILITY HOLDING COMPANY ACT. The Company is a "Subsidiary Company" of a "Holding Company", as such terms are defined by the Public Utility Holding Company Act of 1935 (the "1935 Act"). Pursuant to an exemptive order issued by the Commission on January 13, 1936, Pacific Enterprises, the Holding Company, is not subject to the provisions of the 1935 Act, except for the provisions of Section 9(a)(2) thereof.

          17. DISTRIBUTION AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

          18. RATING OF THE NOTES. The Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated "A2" by Moody's Investors Service, Inc. and "A+" by Standard & Poor's Ratings Group, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(A) hereof.

          19. NO BUSINESS IN CUBA. To the extent applicable, the Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          20. TERMS OF NOTES. Without limitation to any other provision of this Agreement, the terms and provisions of each Note offered, issued or sold from time to time will comply with all applicable parameters and other limitations on the terms and provisions of the Notes established by the Company's board of directors or any committee thereof.

     B. ADDITIONAL CERTIFICATIONS. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

     Section 3.  PURCHASES AS PRINCIPAL; SOLICITATIONS AS AGENT.

     A. PURCHASES AS PRINCIPAL. Notes purchased from the Company by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents, as the case may be, and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and shall be agreed upon orally, with written confirmation prepared by such Agent or Agents and promptly telecopied to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references to this "Agreement" (and all references to "herein" and references of like import) shall include the applicable agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule I hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such brokers or dealers. At the time any one or more of the Agents shall enter into an agreement to purchase Notes from the Company as aforesaid, such Agent or Agents, as the case may be, shall specify whether the Company shall be required to deliver an officers' certificate, opinion of counsel and comfort letter pursuant to Sections 7(B), 7(C) and 7(D) hereof; and, unless otherwise agreed at such time by the Company and such Agent or Agents, as the case may be, the stand-off agreement set forth in Section 4(K) shall be applicable in connection with such purchase.

     If the Company and two or more Agents enter into a single agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more of such Agents shall fail at the applicable Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agent or Agents, as the case may be, shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on such Settlement Date pursuant to such agreement, the nondefaulting Agent or Agents, as the case may be, shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

          (b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date pursuant to such agreement, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agent or Agents, as the case may be, or the Company shall have the right to postpone the applicable Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     The parties hereto acknowledge and agree that if on any date two or more of the Agents shall agree with the Company to purchase Notes as principal, then, unless otherwise agreed by the Company and such Agents at such time and notwithstanding that all such Notes may have the same terms and provisions, the Company shall be deemed to have entered into a separate agreement with each such Agent and not a single agreement with all such Agents.

     B. SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Company and such Agent.

     The Company reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of the Company, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of offers for the purchase of Notes from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company, as set forth in Schedule I hereto. Nothwithstanding the foregoing, subsequent to the date hereof, the Company and the Agents may collectively agree to change the commission schedule set forth in Schedule I hereto, in which case, the Company and the Agents will enter into a signed amendment to this Agreement.

     C. ADMINISTRATIVE PROCEDURES. The aggregate principal amount, purchase price, interest rate (or manner in which such Notes are to bear interest), maturity date, redemption provisions, if any, and other terms of the Notes shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus (a "Pricing Supplement") to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in a Pricing Supplement, the Notes will be issued in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform, and the Company agrees to use its reasonable best efforts to cause the Trustee to perform, the respective duties and obligations specifically provided to be performed by the Agents, the Company and the Trustee in the Procedures.

     D. DELIVERY OF CLOSING DOCUMENTS. The documents required to be delivered by Section 5 hereof shall be delivered at the offices of Brown & Wood LLP, 10877 Wilshire Boulevard, Los Angeles, California 90024 on the date hereof, or at such other time or place as the Agents and the Company may agree.

     Section 4.  COVENANTS OF THE COMPANY.

     The Company covenants with each Agent as follows:

     A. NOTICE OF CERTAIN EVENTS. The Company will notify each Agent immediately (i) of the effectiveness of any amendment to the Registration Statement; (ii) of the transmittal to the Commission for filing of any amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, any document to be filed pursuant to the 1934 Act incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus (other than any amendment or supplement providing solely for the determination of the variable terms of the Notes or relating exclusively to an offering of Debt Securities under the Registration Statement other than the Notes)); (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and (vi) of any change of which the Company has knowledge in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company, or any public announcement of which the Company has knowledge by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or any withdrawal of which the Company has knowledge by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     B. NOTICE OF CERTAIN PROPOSED FILINGS. The Company will give each Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or Debt Securities, any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of Debt Securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish each Agent with copies of any such amendment or supplement or other documents a reasonable time in advance of such proposed filing or the proposed use thereof, as the case may be, and will not file or use any such amendment or supplement or other documents to which the Agents or counsel for the Agents shall object.

     C. COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS. The Company will deliver to each Agent as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Agent may reasonably request and signed and conformed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will deliver to each Agent as many copies of each preliminary prospectus as such Agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes. Each preliminary prospectus and the Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     D. PREPARATION OF PRICING SUPPLEMENTS. The Company will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. The Company will deliver such Pricing Supplement no later than 3:00 p.m., New York City time, on the business day following the date of the Company's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the second business day after the applicable trade date.

     E. PROSPECTUS REVISIONS -- MATERIAL CHANGES. Except as otherwise provided in Section 4(M) hereof, if at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, by the Company to each Agent to cease the solicitation of offers to purchase the Notes in its capacity as agent and to cease sales of any Notes purchased from the Company by such Agent as principal pursuant to Section 3(A) which such Agent may then own, and the Company will promptly prepare and file with the Commission, subject to Section 4(B) hereof, such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements and the Company shall furnish to each Agent as many copies of the Registration Statement and the Prospectus, as each may then be amended or supplemented, as such Agent shall reasonably require. In addition, the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

     F. PROSPECTUS REVISIONS -- PERIODIC FINANCIAL INFORMATION. Except as otherwise provided in Section 4(M) hereof, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to each Agent, confirmed in writing, and, on or prior to the date of such release or as soon as practicable thereafter, shall cause the Registration Statement and the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

     G. PROSPECTUS REVISIONS -- AUDITED FINANCIAL INFORMATION. Except as otherwise provided in Section 4(M) hereof, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

     H. EARNINGS STATEMENTS. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

     I. BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as provided above. The Company will promptly advise the Agents of the receipt by it of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     J. 1934 ACT FILINGS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. Such documents will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and to the extent such documents are incorporated or deemed to be incorporated by reference in the Prospectus, when read together with the other information contained or incorporated or deemed to be incorporated by reference in the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     K. STAND-OFF AGREEMENT. Between the date of any agreement between the Company and one or more Agents to purchase Notes from the Company as principal pursuant to Section 3(A) hereof and the Settlement Date with respect thereto, unless otherwise agreed by such Agent or Agents (as the case may be), the Company will not, without the prior written consent of such Agent or Agents (as the case may be), directly or indirectly, issue, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of, or announce the offering of, any debt securities of the Company or any securities convertible into or exercisable or exchangeable for such debt securities (other than the Notes that are to be sold pursuant to such agreement, First Mortgage Bonds, debt securities offered or sold other than in the United States and commercial paper offered or sold in the ordinary course of business).

     L. USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under the caption "Use of Proceeds."

     M. SUSPENSION OF CERTAIN OBLIGATIONS. The Company shall not be required to comply with the provisions of subsections (E), (F) or (G) of this Section 4 or subsections (B), (C) or (D) of Section 7 hereof during any period from the later of (i) the time that the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the time that no Agent shall then hold any Notes purchased as principal from the Company pursuant to Section 3(A) hereof to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new agreement to sell Notes to an Agent or Agents, as principal, pursuant to Section 3(A) hereof (at which time the Company shall provide each Agent with the documentation required by subsections (E), (F) and (G) of Section 4 and subsections (B), (C) and (D) of
Section 7 which the Company otherwise would have been required to deliver to the Agents during the suspension period by reason of this Section 4(M), unless such requirement is waived in writing by such Agent).

     N. CUBA ACT. In accordance with the Cuba Act and without limitations to the provisions of Sections 8 and 9 hereof, the Company agrees to indemnify and hold harmless each Agent from and against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Company of the Cuba Act.

     O. NOTES WITH MATURITIES IN EXCESS OF 30 YEARS. Prior to any time that the Company offers or issues Notes with maturities in excess of thirty years, the Company will deliver to the Agents an opinion of counsel, in form and substance satisfactory to the Agents, to the effect that such Notes will be treated as debt for United States federal income tax purposes.

     P. CALCULATION AGREEMENT. Prior to such time as the Company first offers Floating Rate Notes (as defined in the Prospectus), the Company shall enter into a Calculation Agreement with the Trustee (or such other person acceptable to the Agents), and shall prepare and deliver such certificates, opinions of counsel and instruments (including an amendment to this Agreement) as the Agents may reasonably request, all in form and substance satisfactory to the Agents.

     Q. INDEXED NOTES. Prior to the time the Company first offers any Indexed Notes (as defined in the Prospectus), the Company shall provide an opinion of counsel, in form and substance satisfactory to the Agents, to the effect that such Indexed Notes will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act and the Commodity Exchange Act Regulations.

     R. CPUC AUTHORIZATIONS. If any further authorizations or approvals of the CPUC are required in connection with any proposed offer, issuance or sale of any Notes, the Company will notify the Agents, as promptly as practicable, and prior to offering, issuing or selling any such Notes, the Company will obtain and keep in full force and effect all such authorizations and approvals of the CPUC as may be required in connection therewith and will deliver to the Agents copies of such authorizations and approvals, together with such certificates, opinions of counsel and other documents as the Agents may reasonably request, all of the foregoing to be in form and substance satisfactory to the Agents.

     S. ADDITIONAL RESOLUTIONS. The Company will not offer, issue or sell any Notes unless such Notes comply with such parameters as have been or may be established from time to time by the Board of Directors of the Company or any committee thereof (including, without limitation, the Debt Financing Committee).

     Section 5.  CONDITIONS OF OBLIGATIONS.

     The obligations of any Agent to solicit offers to purchase the Notes as agent of the Company, the obligation of any purchaser of Notes sold through any Agent as agent, and the obligations of any Agent to purchase Notes as principal pursuant to any agreement with the Company pursuant to Section 3(A) hereof, will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's directors and officers made in any certificates furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

     A. EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement (including any Rule 462(b) Registration Statement) shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

     B. LEGAL OPINIONS. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

          (1) OPINION OF COMPANY COUNSEL. The opinion of Gary W. Kyle, Esq., counsel to the Company, to the effect that:

               1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

               2. The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

               3. To the best knowledge of such counsel, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and, except for directors' qualifying shares, Pacific Enterprises owns directly or indirectly all of the outstanding shares of the common stock of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               4. Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and, to the best knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of a business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity (in the event that the Company has no Significant Subsidiaries at the date of such opinion, such opinion shall state, in lieu of the foregoing, that to the best knowledge and information of such counsel the Company has no Significant Subsidiaries).

               5. This Agreement has been duly authorized, executed and delivered by the Company.

               6. The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

               7. The Notes are in the respective forms established pursuant to the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when completed as contemplated by the Procedures and executed, authenticated and delivered in accordance with the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States; and the Notes will be entitled to the benefits of the Indenture.

               8. The statements in the Prospectus under the captions "Description of the Notes" and "Description of the Debt Securities", insofar as they purport to summarize certain provisions of the Indenture or the Notes, are accurate summaries of such provisions in all material respects.

               9.   The Indenture has been duly qualified under the 1939 Act.

               10. The Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto have been declared effective under the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

               11. At the respective times the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendments thereto became effective, the Registration Statement (other than financial statements and schedules included or incorporated by reference therein and the Form T-1, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

               12. To the best knowledge of such counsel, there are no legal or governmental proceedings pending or threatened required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings the Company or any subsidiary is a party to or any of their property is the subject of which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

               13. To the best knowledge of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed or incorporated by reference as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

               14. No consent, approval, authorization, order or decree of any court or governmental authority or agency is required in connection with the sale of the Notes and the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the 1933 Act, the 1939 Act, the 1933 Act Regulations and the 1939 Regulations and except such further authorizations of the CPUC as may be required in connection therewith, and except that no opinion need be expressed as to state securities or Blue Sky laws.

               15. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or, to the best knowledge of such counsel, in default in performance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument it is a party to or by which it or any of them or their properties may be bound. The execution and delivery of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein (including, without limitation, the issuance and sale of the Notes from time to time) have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or any law, administrative regulation or administrative, arbitration or court order or decree known to such counsel to be applicable to the Company or any of its subsidiaries; nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company.

               16. Each document filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus (other than financial statements and schedules included or incorporated by reference therein, as to which such counsel need make no statement) complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

               17. The information under the captions "Business--Rates and Regulation," "Business--Environmental Matters," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Company Operations -- Ratemaking Procedures" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Factors Influencing Future Financial Performance" in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent CPUC Regulatory Activity" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory Activity Influencing Future Performance" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations--Other
          CPUC Regulatory Activity" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory
          Activity Influencing Future Performance" in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent CPUC Regulatory
          Activity" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory Activity
          Influencing Future Performance" in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1997, to the extent that it constitutes matters of law, legal conclusions or summaries of laws, regulations, contracts or agreements, has been reviewed by such counsel and is correct in all material respects. In the event that any legal opinion is delivered subsequent to the date of this Agreement pursuant to
          Section 7(C) hereof, such subsequent legal opinion shall cover the information appearing under the foregoing captions (or any such similar information appearing under other captions as the Agents or their counsel may request) in the Company's then most recent Annual Report on Form 10-K and in any other documents filed with the Commission subsequent to the date of such Annual Report on Form 10-K which are incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus.

               18. The Company is a "Subsidiary Company" of a "Holding Company" as such terms are defined by the 1935 Act. Pursuant to an exemptive order issued by the Commission on January 13, 1936, Pacific Enterprises, the Holding Company, is not subject to the provisions of the 1935 Act, except for the provisions of Section 9(a)(2) thereof.

          (2) OPINION OF COUNSEL TO THE AGENTS. The opinion of Brown & Wood LLP, counsel for the Agents, covering the matters referred to in subparagraph (1) under the subheadings 1 and 5 to 11, inclusive, above.

          (3)  In giving their opinions required by subsections (B)(1) and
     (B)(2) of this Section, Gary W. Kyle, Esq. and Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (other than financial statements and schedules and other financial data included or incorporated by reference therein or the Form T-1, as to which such counsel need make no statement), at the time it became effective and, if a post-effective amendment to the Registration Statement, a Rule 462(b) Registration Statement or an Annual Report has been filed by the Company with the Commission subsequent to the original effectiveness of the Registration Statement, at the respective times such amendment or such Rule 462(b) Registration Statement became effective or such Annual Report was filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need make no statement), as of the date of the Prospectus, as of the date of any amendment or supplement thereto and as of the date of such opinion (or, if such opinion is being delivered in connection with the purchase of Notes by an Agent as principal, at the date of the relevant Pricing Supplement and as of the applicable Settlement Date), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     C. OFFICERS' CERTIFICATE. At the date hereof and at each Settlement Date with respect to any purchase of Notes by an Agent as principal pursuant to
Section 3(A) hereof,
there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of the applicable agreement between the Company and such Agent pursuant to
Section 3(A), as the case may be, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and the Agents shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has performed and complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     D. COMFORT LETTER. On the date hereof, the Agents shall have received a letter from Deloitte & Touche LLP, dated the date hereof and in form and substance satisfactory to the Agents and their counsel.

     E. OTHER DOCUMENTS. On the date hereof and on each Settlement Date, counsel for the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and their counsel.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any Agent (as to itself but not as to any other Agent) by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 4(H) hereof, the provisions of Sections 10, 11 and 14 hereof, and the indemnity and contribution agreements set forth in Sections 4(N), 8 and 9 hereof shall remain in effect.

     Section 6.  DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH AN AGENT AS
AGENT.

     Delivery of Notes sold through an Agent as an agent of the Company shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure has occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such

Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account; provided that the Company will not be required so to reimburse such Agent pursuant to this sentence if (i) the Company shall have returned such funds to such Agent as aforesaid not later than one business day after the Company's receipt of such funds, (ii) the Company is required, pursuant to Section 1(D) hereof, to pay to such Agent the commission to which such Agent would otherwise have been entitled in connection with the proposed sale of such Note and (iii) the Company shall have promptly paid such commission to such Agent.

     Section 7.  SUBSEQUENT DOCUMENTATION REQUIREMENTS OF THE COMPANY.

     The Company covenants and agrees that:

     A. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by it of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents or to counsel for the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the Agent or Agents, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     B.   SUBSEQUENT DELIVERY OF CERTIFICATES.  Subject to the provisions of
Section 4(M), each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of a series of Debt Securities other than the Notes) or, (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of Debt Securities other than the Notes under the Registration Statement, unless the Agents shall otherwise specify) or (iii) the Company sells Notes to one or more of the Agents as principal pursuant to Section 3(A) hereof (unless otherwise agreed by such Agent or Agents, as the case may be), or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agent or Agents, as the case may be, forthwith a certificate, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment or the date of such sale, as the case may be, in form satisfactory to such Agent or Agents, to the effect that the statements contained in the certificate referred to in Section 5(C) hereof last furnished to such Agent or Agents are true and correct at the time of such filing, effectiveness or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the

Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(C) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (iii) above, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise since the date of the agreement by such Agent or Agents, as the case may be, to purchase such Notes from the Company as principal).

     C.   SUBSEQUENT DELIVERY OF LEGAL OPINIONS.  Subject to the provisions of
Section 4(M), each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or solely for the inclusion of additional financial information, or, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of Debt Securities other than the Notes), or
(ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of Debt Securities other than the Notes under the Registration Statement or any Quarterly Report on Form 10-Q, unless the Agents shall otherwise specify), or (iii) the Company sells Notes to one or more of the Agents as principal pursuant to Section 3(A) hereof (unless otherwise agreed by such Agent or Agents, as the case may be), or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agent or Agents, as the case may be, and to counsel for the Agents a letter, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment or the date of such sale, as the case may be, from counsel for the Company last furnishing the opinion referred to in Sections 5(B)(1) and (3) hereof to the effect that such Agent or Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance) or, in lieu of such letter, such counsel, or other counsel satisfactory to such Agent or Agents, shall furnish an opinion, dated as aforesaid and in form and substance satisfactory to such Agent or Agents, of the same tenor as the opinion referred to in Sections 5(B)(1) and (3) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

     D. SUBSEQUENT DELIVERY OF COMFORT LETTERS. Subject to the provisions of Section 4(M), each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information, or (iii) the Company sells Notes to one or more of the Agents as principal pursuant to Section 3(A) hereof (unless otherwise agreed by such Agent or Agents, as the case may be), the Company shall cause Deloitte & Touche LLP (or other independent accountants of the Company satisfactory to each Agent) forthwith to furnish the

Agent or Agents, as the case may be, a letter, dated the date of filing with the Commission of such document or supplement, the date of effectiveness of such amendment or the date of such sale, as the case may be, in form satisfactory to such Agent or Agents, of the same tenor as the letter referred to in Section 5(D) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; PROVIDED, HOWEVER, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche LLP (or such other acceptable independent accountants) may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the related Agent or Agents, such letter should cover such other information.

     Section 8.  INDEMNIFICATION.

     A. INDEMNIFICATION OF THE AGENTS. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(D) hereof) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or made in reliance upon the Form T-1 filed as an exhibit to the Registration Statement.

     B. INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(A) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     C. ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(A) hereof, counsel to the indemnified parties shall be selected by the applicable Agent or Agents, as the case may be, and, in the case of parties indemnified pursuant to
Section 8(B) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     D. SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 8(A)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     Section 9.  CONTRIBUTION.

     If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agent or Agents (as the case may be), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agent or Agents (as the case may be), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the applicable Agent or Agents (as the case may be), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discount or commission received by each applicable Agent, as the case may be, bear to the aggregate initial offering price of such Notes.

     The relative fault of the Company, on the one hand, and the applicable Agent or Agents, as the case may be, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent or Agents, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the applicable Agent or Agents, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Company by two or more Agents as principal pursuant to a single agreement entered into under Section 3(A) hereof, the respective obligations of such Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Company pursuant to such agreement.

     For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     Section 10.  PAYMENT OF EXPENSES.

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          A. The preparation, filing, printing and delivery of the Registration Statement and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto;

          B. The preparation, filing and reproduction of this Agreement and related documentation;

          C. The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry Notes;

          D. The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel and of any calculation agent;

          E. The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with this Agreement, the Notes, the Indenture, any Calculation Agreement to be entered into in connection with the issuance of Floating Rate Notes (as defined in the Prospectus), the Registration Statement, the Prospectus, any pricing supplements and any other documents or certificates delivered from time to time and in connection with transactions contemplated hereby;

          F. The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(I) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey;

          G. The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of any preliminary prospectus and the Prospectus and any amendments or supplements thereto and the delivery by the Agents of any preliminary prospectus and the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

          H. The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

          I. Any fees charged by rating agencies for the rating of the Notes;

          J. The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. (the "NASD");

          K. Any advertising of the Agents incurred with the approval of such expense by the Company;

          L. Any out-of-pocket expenses reasonably incurred by the Agents in connection with this Agreement and the transactions contemplated thereby;

          M. The cost of preparing, and providing any CUSIP or other identification numbers for, the Notes; and

          N. The fees and expenses of any Depository (as defined in the Indenture) and any nominees thereof in connection with the Notes.

     Section 11.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
DELIVERY.

     All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of such Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes and the termination of this Agreement.

     Section 12.  TERMINATION.

     A. TERMINATION OF THIS AGREEMENT. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Company as principal pursuant to Section 3(A)) may be terminated for any reason, at any time, by either the Company or any Agent; PROVIDED, HOWEVER, that the termination of this Agreement with respect to any Agent, by either the Company or such Agent, but not the other Agents shall have no effect on the status of this Agreement with respect to such other Agents.

     B. TERMINATION OF AGREEMENT. If any Agent or Agents shall agree to purchase Notes from the Company as principal pursuant to Section 3(A) hereof, such Agent or Agents, as the case may be, may terminate such agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent or Agents, as the case may be, impracticable to market such Notes or enforce contracts for the sale of such Notes, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either federal, California or New York authorities or by the relevant authorities in the country or countries of origin of any foreign or composite currency in which such Notes are denominated and/or payable, or (v) the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or (vi) if there shall have come to such Agent's attention any facts that would cause such Agent to believe that the Prospectus, as amended or supplemented at the time it was or would be required to be delivered to a purchaser of Notes, contained or would contain an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading, or (vii) if any condition applicable to such agreement specified in Sections 5 or 7 of this Agreement, or any condition specified in such agreement, shall not have been fulfilled as and when required to be fulfilled.

     C. GENERAL. In the event of any such termination, no party will have any liability to any other party hereto, except that, in the case of any such termination of this Agreement (i) each Agent shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(B) hereof, (ii) if at the time of termination (A) any Agent shall own any Notes purchased by it from the Company as principal pursuant to Section 3(A) hereof or
(B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the obligations set forth in Section 6 hereof and the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenants set forth in Section 4(H) hereof, the indemnity and contribution agreements set forth in Sections 4(N), 8 and 9 hereof, and the provisions of Sections 10, 11 and 14 hereof shall remain in effect, and except that, in the case of any such termination of an agreement to purchase Notes, the Company shall remain obligated, pursuant to Section 10 hereof, to pay all expenses incident to such terminated agreement and the transactions contemplated thereby.

     Section 13.  NOTICES.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, New York, New York 10281, attention of MTN Product Management, Telecopy: (212) 449-2234; BancAmerica Robertson Stephens, 231 South LaSalle Street, 18th Floor, Chicago, Illinois 60697, Attention: Matt Carey, Telecopy: (312) 974-8936, Telephone:
(312) 828-2860; Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, attention of Helena Willner, Telecopy:
(212) 325-8183, Telephone: (212) 325-7198; and to Lehman Brothers Inc., 3
World Financial Center, 12th Floor, New York, New York 10285-1200, Attention:
Medium-Term Note Department, Telecopy: (212) 528-1718, Telephone: (212) 298-2140, and notices to the Company shall be directed to it at 555 West Fifth Street, Los Angeles, California 90013, attention of Treasurer,
Telecopy: (213) 244-8141, or in each case at such other address as such party may designate from time to time by notice duly given to the other parties in accordance with the terms of this Section 13.

     Section 14.  PARTIES.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

     Section 15.  GOVERNING LAW.

     This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     Section 16.  COUNTERPARTS.

     This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof and all of which together shall constitute one or the same instrument.

     Section 17.  CAPTIONS.

     The captions in this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                        Very truly yours,

                                        SOUTHERN CALIFORNIA GAS COMPANY


                                        By
                                            ------------------------------------
                                            Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By
   ------------------------------------
   Authorized Signatory


BANCAMERICA ROBERTSON STEPHENS


By
   ------------------------------------
   Title:


CREDIT SUISSE FIRST BOSTON CORPORATION


By
   ------------------------------------
   Title:


LEHMAN BROTHERS INC.


By
   ------------------------------------
   Title:

                                                                       EXHIBIT A


                                   PRICING TERMS

Principal Amount: $     (or principal amount in a foreign or composite currency)
Stated Maturity:
Original Issue Date:
Price to be Paid to the Company: ______%
Agent's Discount or Commission:
Price to Public:
     / / a fixed initial public offering price of 100% of the principal amount thereof, plus accrued interest, if any, from the Original Issue Date
     / / a fixed initial public offering price of _____% of the principal amount thereof, plus accrued interest, if any, from the Original Issue Date
     / / varying prices related to prevailing market prices at the time of resale to be determined by the Agent or Agents, as the case may be, plus accrued interest, if any, from the Original Issue Date
Settlement Date, Place and Time:
Authorized Denominations (if other than $1,000 and integral multiples thereof):
Agent is acting as (if not specified, Agent will be assumed to be acting as principal):
     / /  principal
     / /  agent
IF FIXED RATE NOTE:
     Interest Rate:
     Interest Payment Dates:
          / /  March 1 and September 1
          / /  Other:
     Regular Record Dates:
          / /  February 15 and August 15
          / /  Other:
IF FLOATING RATE NOTE:
     Base Rate(s):
     If LIBOR:
          / /  LIBOR Telerate
          Page:
          / /  LIBOR Reuters
          Page:
          Designated LIBOR Currency:
     If CMT Rate,
          Designated CMT Telerate Page:
          If Telerate Page 7052:
               / /  Weekly Average
               / /  Monthly Average
          Designated CMT Maturity Index:
     Initial Interest Rate, if any:
     Index Maturity:
     Spread (Plus or Minus), if any:
     Spread Multiplier, if any:
     Maximum Interest Rate, if any:
     Minimum Interest Rate, if any:
     Interest Payment Dates:

     Initial Interest Reset Date:
     Interest Reset Date(s):
     Interest Rate Reset Period:
     Calculation Agent:
     Day Count Convention (if no Day Count Convention is specified below, the Day Count Convention from the Original Issue Date until the principal of, premium, if any, and interest on these Notes are paid in full will be as set forth in the Prospectus Supplement relating to the Notes):
          / /  Actual/360 for the period from _______ to _______.
          / /  Actual/Actual for the period from _______ to _______.
          / /  30/360 for the period from _______ to _______.
          Applicable Base Rate:
REDEMPTION PROVISIONS, IF ANY:
     Initial Redemption Date:
     Initial Redemption Percentage:
     Annual Redemption Percentage Reduction:
REPAYMENT PROVISIONS, IF ANY:
     Optional Repayment Date(s):
IF ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"):
     Total Amount of OID:
     Issue Price (expressed as a percentage of aggregate principal amount):
     Yield to Maturity:
     Initial Accrual Period OID:
     Method used to determine yield for initial accrual period:
          / /  Approximate
          / /  Exact
Other Provisions:



     The pricing terms shall include an agreement as to whether the following will or will not be required: (i) the officers' certificate pursuant to Section 7(B) of the Distribution Agreement; (ii) the legal opinion pursuant to
Section 7(C) of the Distribution Agreement; and (iii) the comfort letter pursuant to Section 7(D) of the Distribution Agreement. Unless otherwise agreed by the Company and the applicable Agent or Agents, as the case may be, the stand-off agreement set forth in Section 4(K) of the Distribution Agreement will be applicable.

                                                                      Schedule I


                                COMMISSION SCHEDULE


     As compensation for the services of the Agents hereunder, the Company shall pay each Agent, on a discount basis, a commission for the sale of each Note by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                   Percent of
     Maturing Ranges                                            Principal Amount
     ---------------                                            ----------------

     From 9 months but less than 1 year. . . . . . . . . . . . .     0.125%
     From 1 year but less than 18 months . . . . . . . . . . . .     0.150%
     From 18 months but less than 2 years. . . . . . . . . . . .     0.200%
     From 2 years but less than 3 years. . . . . . . . . . . . .     0.250%
     From 3 years but less than 4 years. . . . . . . . . . . . .     0.350%
     From 4 years but less than 5 years. . . . . . . . . . . . .     0.450%
     From 5 years but less than 6 years. . . . . . . . . . . . .     0.500%
     From 6 years but less than 7 years. . . . . . . . . . . . .     0.550%
     From 7 years but less than 10 years . . . . . . . . . . . .     0.600%
     From 10 years but less than 15 years. . . . . . . . . . . .     0.625%
     From 15 years but less than 20 years. . . . . . . . . . . .     0.700%
     From 20 years but less than 30 years. . . . . . . . . . . .     0.750%
     More than 30 years. . . . . . . . . . . . . . . . . . . . .          *

-------------------------
* To be negotiated at the time of sale between the applicable Agent and the Company.